EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in Net cash provided by (used in) operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$2,121	$—	$—	$2,121
Finance revenues	—	50	(9)	41
Sales and revenues, net	2,121	50	(9)	2,162
Costs of products sold	1,731	—	—	1,731
Restructuring charges	2	—	—	2
Asset impairment charges	4	—	—	4
Selling, general and administrative expenses	275	31	(2)	304
Engineering and product development costs	88	—	—	88
Interest expense	52	11	(1)	62
Other income, net	(238)	(7)	(6)	(251)
Total costs and expenses	1,914	35	(9)	1,940
Equity in loss of non-consolidated affiliates	(3)	—	—	(3)
Income before equity income from financial services operations and income taxes	204	15	—	219
Equity income from financial services operations	13	—	(13)	—
Income before income taxes	217	15	(13)	219
Income tax expense	(49)	(2)	—	(51)
Income from continuing operations	168	13	(13)	168
Income from discontinued operations, net of tax	—	—	—	—
Net income	168	13	(13)	168
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income attributable to Navistar International Corporation	$163	$13	$(13)	$163

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$1,877	$—	$—	$1,877
Finance revenues	—	64	(16)	48
Sales and revenues, net	1,877	64	(16)	1,925
Costs of products sold	1,624	—	—	1,624
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	146	27	(3)	170
Engineering and product development costs	78	—	—	78
Interest expense	44	20	(1)	63
Other expense (income), net	21	(7)	(12)	2
Total costs and expenses	1,926	40	(16)	1,950
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(50)	24	—	(26)
Equity income from financial services operations	19	—	(19)	—
Income (loss) before income tax	(31)	24	(19)	(26)
Income tax expense	(2)	(5)	—	(7)
Net income (loss)	(33)	19	(19)	(33)
Less: Net income attributable to non-controlling interests	5	—	—	5
Net income (loss) attributable to Navistar International Corporation	$(38)	$19	$(19)	$(38)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$3,890	$—	$—	$3,890
Finance revenues	—	101	(17)	84
Sales and revenues, net	3,890	101	(17)	3,974
Costs of products sold	3,238	—	—	3,238
Restructuring charges	23	—	—	23
Asset impairment charges	35	—	—	35
Selling, general and administrative expenses	451	62	(4)	509
Engineering and product development costs	172	—	—	172
Interest expense	104	24	(2)	126
Other income, net	(233)	(12)	(11)	(256)
Total costs and expenses	3,790	74	(17)	3,847
Equity in loss of non-consolidated affiliates	(4)	—	—	(4)
Income before equity income from financial services operations and income taxes	96	27	—	123
Equity income from financial services operations	23	—	(23)	—
Income before income taxes	119	27	(23)	123
Income tax expense	(29)	(4)	—	(33)
Income from continuing operations	90	23	(23)	90
Income from discontinued operations, net of tax	1	—	—	1
Net income	91	23	(23)	91
Less: Net income attributable to non-controlling interests	9	—	—	9
Net income attributable to Navistar International Corporation	$82	$23	$(23)	$82

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products, net	$3,671	$—	$—	$3,671
Finance revenues	—	121	(29)	92
Sales and revenues, net	3,671	121	(29)	3,763
Costs of products sold	3,153	—	—	3,153
Restructuring charges	1	—	—	1
Asset impairment charges	13	—	—	13
Selling, general and administrative expenses	302	55	(5)	352
Engineering and product development costs	164	—	—	164
Interest expense	90	39	(1)	128
Other expense (income), net	50	(14)	(23)	13
Total costs and expenses	3,773	80	(29)	3,824
Equity in loss of non-consolidated affiliates	(2)	—	—	(2)
Income (loss) before equity income from financial services operations and income taxes	(104)	41	—	(63)
Equity income from financial services operations	32	—	(32)	—
Income (loss) before income tax	(72)	41	(32)	(63)
Income tax benefit (expense)	7	(9)	—	(2)
Net income (loss)	(65)	32	(32)	(65)
Less: Net income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(74)	$32	$(32)	$(74)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	As of April 30, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,197	$36	$—	$1,233
Restricted cash and cash equivalents	45	424	—	469
Finance and other receivables, net	290	1,920	(302)	1,908
Inventories, net	1,012	5	—	1,017
Goodwill	38	—	—	38
Property and equipment, net	886	377	—	1,263
Operating lease right of use assets	121	2	—	123
Investments in and advances to financial services operations	689	—	(689)	—
Investments in non-consolidated affiliates	26	—	—	26
Deferred taxes, net	115	6	—	121
Other assets	861	25	—	886
Total assets	$5,280	$2,795	$(991)	$7,084
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,768	$63	$(302)	$1,529
Debt	3,480	1,987	—	5,467
Postretirement benefits liabilities	1,439	—	—	1,439
Other liabilities	2,233	56	—	2,289
Total liabilities	8,920	2,106	(302)	10,724
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(3,643)	689	(689)	(3,643)
Total liabilities and stockholders' equity (deficit)	$5,280	$2,795	$(991)	$7,084

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	As of October 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,749	$94	$—	$1,843
Restricted cash and cash equivalents	44	86	—	130
Finance and other receivables, net	279	1,992	(369)	1,902
Inventories, net	761	2	—	763
Goodwill	38	—	—	38
Property and equipment, net	940	358	—	1,298
Operating lease right of use assets	117	2	—	119
Investments in and advances to financial services operations	668	—	(668)	—
Investments in non-consolidated affiliates	31	—	—	31
Deferred taxes, net	113	4	—	117
Other assets	374	22	—	396
Total assets	$5,114	$2,560	$(1,037)	$6,637
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,637	$10	$(369)	$1,278
Debt	3,496	1,834	—	5,330
Postretirement benefits liabilities	1,705	—	—	1,705
Other liabilities	2,098	48	—	2,146
Total liabilities	8,936	1,892	(369)	10,459
Stockholders' equity attributable to non-controlling interest	4	—	—	4
Stockholders' equity (deficit) attributable to controlling interest	(3,826)	668	(668)	(3,826)
Total liabilities and stockholders' equity (deficit)	$5,114	$2,560	$(1,037)	$6,637

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2021
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$91	$23	$(23)	$91
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	68	—	—	68
Depreciation of equipment leased to others	(3)	38	—	35
Amortization of debt issuance costs and discount	4	3	—	7
Deferred income taxes	7	—	—	7
Asset impairment charges	35	—	—	35
Equity in loss of non-consolidated affiliates	4	—	—	4
Equity in income of financial services affiliates	(23)	—	23	—
Dividends from non-consolidated affiliates	13	—	(13)	—
Change in intercompany receivables and payables	(30)	30	—	—
Other, net	(368)	89	—	(279)
Net cash provided by (used in) operating activities	(202)	183	(13)	(32)
Cash flows from investing activities
Capital expenditures	(135)	(2)	—	(137)
Purchase of equipment leased to others	(31)	(45)	—	(76)
Purchases of equity investments	(143)	—	—	(143)
Other investing activities	1	9	—	10
Net cash used in investing activities	(308)	(38)	—	(346)
Net cash provided by (used in) financing activities	(29)	121	13	105
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	14	—	2
Increase (decrease) in cash, cash equivalents and restricted cash	(551)	280	—	(271)
Cash, cash equivalents and restricted cash at beginning of the period	1,793	180	—	1,973
Cash, cash equivalents and restricted cash at end of the period	$1,242	$460	$—	$1,702

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with Financial Services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(65)	$32	$(32)	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	70	—	—	70
Depreciation of equipment leased to others	(3)	32	—	29
Amortization of debt issuance costs and discount	3	4	—	7
Deferred income taxes	(9)	—	—	(9)
Asset impairment charges	13	—	—	13
Equity in loss of non-consolidated affiliates	2	—	—	2
Equity in income of financial services affiliates	(32)	—	32	—
Dividends from financial services operations	30	—	(30)	—
Change in other intercompany receivables and payables	118	(118)	—	—
Other, net	(608)	443	—	(165)
Net cash provided by (used in) operating activities	(481)	393	(30)	(118)
Cash flows from investing activities
Capital expenditures	(90)	—	—	(90)
Purchase of equipment leased to others	(5)	(11)	—	(16)
Other investing activities	10	7	—	17
Net cash used in investing activities	(85)	(4)	—	(89)
Net cash provided by (used in) financing activities	745	(438)	30	337
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	3	—	(9)
Decrease in cash, cash equivalents and restricted cash	167	(46)	—	121
Cash, cash equivalents and restricted cash at beginning of the period	1,378	179	—	1,557
Cash, cash equivalents and restricted cash at end of the period	$1,545	$133	$—	$1,678